UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2023

IDT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Class B common stock, par value $.01 per share	IDT	New York Stock Exchange.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01. Changes in Control of Registrant.

On December 14, 2023, eight trusts, each for the benefit of a child of Howard S. Jonas, the Company’s Chairman and Chairman of the Board, with independent trustees, transferred an aggregate of 1,574,326 shares of Class A common stock of IDT Corporation (the “Company”) (representing 100% of the issued and outstanding shares of the Class A common stock of the Company, and 66.7% of the aggregate voting power of all issued and outstanding shares of capital stock of the Company) to a limited partnership. Howard Jonas is the sole manager of the sole general partner of the limited partnership, and, therefore, has sole voting and dispositive power over the shares of Class A common stock held by the limited partnership. Following the transfer, Mr. Jonas will have approximately 70.8% of the aggregate voting power of all the issued and outstanding shares of capital stock of the Company and, therefore, the Company is a controlled company as defined in Section 303A of the New York Stock Exchange Listed Company Manual.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) The Company’s 2023 Annual Meeting of Stockholders was held on December 13, 2023 (the “Meeting”). Stockholders voted on the matters set forth below.

(b) (1) A majority of the votes present or represented at the Meeting by the holders of shares entitled to vote on the following matter were voted in connection with the election of each of the Board of Directors nominees named in the Proxy Statement of the Company.

The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Vote	% Votes For
Michael Chenkin	5,857,121	483,813	2,884	0	92.33
Eric F. Cosentino	5,632,621	408,419	2,778	0	88.79
Howard S. Jonas	5,879,078	462,294	2,446	0	92.67
Judah Schorr	5,825,500	515,535	2,784	0	91.83
Elaine S. Yatzkan	5,895,749	445,507	2,562	0	92.94

(2) A majority of the votes present or represented at the Meeting by the holders of shares entitled to vote on the following matter were voted in connection with the approval of an amendment to the Company’s 2015 Stock Option and Incentive Plan that will, among other things, increase the number of shares of the Company’s Class B common stock available for the grant of awards thereunder by 250,000.

The number of votes cast with respect to this matter was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Vote	% Votes For
6,294,390	46,713	2,715	0	99.22

(3) A majority of the votes present or represented at the Meeting by the holders of shares entitled to vote on the following matter were voted in connection with the approval of the IDT Corporation 2024 Equity Incentive Plan.

The number of votes cast with respect to this matter was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Vote	% Votes For
5,640,599	703,219	0	0	88.91

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2023	IDT CORPORATION

	By:	/s/ Shmuel Jonas
	Name:	Shmuel Jonas
	Title:	Chief Executive Officer

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